Exhibit 10.31
TRUECAR, INC.
EMPLOYMENT AGREEMENT
This Employment Agreement (the “Agreement”) is entered into as of November 16, 2015, (the “Effective Date”) by and between TrueCar, Inc. (the “Company”), and Victor “Chip” Perry (“Executive” and, together with the Company, the “Parties”).
RECITALS
WHEREAS, the Company wishes to retain the services of Executive and Executive wishes to be employed by the Company on the terms and subject to the conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:
1.Duties and Obligations.
(a)    Duties and Scope of Employment. Within thirty-seven (37) days of the Effective Date Executive will become an employee of the Company and serve as President and Chief Executive Officer of the Company reporting solely and directly to the Company’s Board of Directors (the “Board”). The date of Executive’s first day of employment with the Company is referred to herein as the “Start Date.” Executive’s primary work location will be at the Company’s headquarters in Santa Monica, California. Executive will be responsible for the general management of the Company and will have all of the authority generally allowed to persons discharging the duties of the positions of president and chief executive officer. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s positions within the Company, as will reasonably and lawfully be assigned to him by the Board. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”
(b)    Board Membership. Executive will be appointed to serve as a member of the Board effective as of the Start Date. Thereafter, at each annual meeting of the Company’s stockholders during the Employment Term at which Executive’s term as a member of the Board has otherwise expired, the Company will nominate Executive to serve as a member of the Board. Executive’s service as a member of the Board will be subject to any required stockholder approval. Upon the termination of Executive’s employment for any reason, unless otherwise requested by the Board, Executive will be deemed to have resigned from the Board (and all other positions held at the Company and its affiliates) voluntarily, without any further required action by Executive, as of the end of Executive’s employment and Executive, at the Board’s request, will execute any documents necessary to reflect his resignation.
(c)    Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and substantially all of his business time to the Company; provided, that nothing herein shall preclude Executive from (i) serving on the boards of directors (or advisory committees) of Auto Trader Group PLC, The Car Trader

Proprietary Ltd, MXC Solutions India Private Ltd, and Mobiliara Enterprises Ltd, (ii) serving on the boards of directors (or advisory committees) of an additional reasonable number of other corporations or entities with the express written consent of the Board (and such consent shall not be unreasonably withheld) (iii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iv) engaging in a reasonable number of charitable activities and community affairs, and (v) managing his personal investments and affairs, provided that such activities set forth above do not materially interfere with the effective discharge of his duties and responsibilities under this Section 1.
2.    At-Will Employment. Subject to the terms hereof, Executive’s employment with the Company will be “at-will” employment and may be terminated by the Company or by Executive at any time with or without Cause (as defined below) and with or without Good Reason (as defined below) with or without notice. However, on the terms and conditions set forth in this Agreement, Executive shall be entitled to severance and other compensation and benefits upon the occurrence of certain terminations of Executive’s employment.
3.    Compensation.
(a)    Base Salary. During the Employment Term, the Company will pay Executive an annualized base salary of not less than $800,000 (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required tax withholding. The Base Salary will be subject to annual review by the Board and adjustments will be made based upon the Company’s normal performance review practices; provided, however, that any increase in the Base Salary shall not be decreased without Executive’s consent, and such increased Base Salary shall be the Base Salary for all purposes of this Agreement.
(b)    Signing Bonus; Annual Bonus. The Company will pay Executive a signing bonus of $100,000, payable less applicable tax withholdings, by no later than December 15, 2015. Executive will be eligible to receive an annual performance-based bonus (the “Annual Bonus”) upon achievement of performance objectives to be determined by the Board, the Compensation Committee of the Board (the “Compensation Committee”), or the Board’s or Compensation Committee’s delegate, in its sole discretion. Executive shall have a target Annual Bonus opportunity equal to 100% of the Base Salary, a minimum Annual Bonus opportunity equal to 50% of the Base Salary, and a maximum Annual Bonus opportunity equal to 200% of the Base Salary (i.e., a performance matrix related to the applicable Annual Bonus shall pay no less than 50% of Base Salary for achievement of such matrix’s minimum performance levels, 100% of Base Salary for target performance and a maximum of 200% of Base Salary for performance at or above such matrix’s top performance levels). The amount of Annual Bonuses to be paid to Executive, if any, will be: (i) determined in the sole discretion of the Board, the Compensation Committee or their delegate; (ii) paid in accordance with the Company’s normal payroll practices and be subject to the usual, required tax withholding; and (iii) subject to Executive’s continued employment with the Company through the payment date. All or a portion of the Annual Bonus may, at the discretion of the Board, Compensation Committee or their delegate, be paid in the form of “spot” or periodic bonuses that may be paid throughout the year. In addition, the Board, Compensation Committee or their delegate, may, in their discretion, grant additional discretionary bonus amounts to Executive. The Board and/or the Compensation Committee shall timely consult with Executive prior to setting the upcoming fiscal year’s Annual Bonus performance goals.

(c)    Equity.
(i)    At the first Compensation Committee meeting following the Start Date, and subject to Executive’s continued employment through such date, the Company will grant to Executive 660,000 restricted stock units (the “Initial RSU Grant”). Subject to the acceleration provisions herein, the Initial RSU Grant will vest in 16 equal quarterly amounts beginning on March 1, 2016, subject to Executive’s continued service with the Company through each vesting date. Additionally, on the Start Date, the Company will grant to Executive a stock option to purchase 1,840,000 shares of the Company (the “Initial Option Grant”). Beginning on March 1, 2016, the Initial Option Grant will vest monthly over forty-eight (48) months in approximately equal monthly installments, subject to Executive’s continued service with the Company through each vesting date. The number of shares that the Company shall be obligated under this Section 3(c)(i) to grant subject to the Initial RSU Grant and the Initial Option Grant shall be appropriately adjusted to reflect any stock split, reverse stock split or other change in capitalization in a manner and under the circumstances consistent with adjustments made under Section 14(a) of the Company’s 2014 Equity Incentive Plan. The Initial RSU Grant and the Initial Option Grant shall be subject to the terms, definitions and provisions of the Company equity plan under which it is granted and to a restricted stock unit and/or stock option agreement, as applicable, by and between the Company and Executive, both of which documents are incorporated herein by reference. No shares will be earned until such time vesting occurs, nor does the Initial RSU Grant, Initial Option Grant or any other grant confer any right to continue vesting or employment. For the avoidance of doubt, the Initial RSU Grant and the Initial Option Grant will be subject to the acceleration of vesting provisions contained in Section 6 of this Agreement.
(ii)    Executive will be eligible to receive additional awards of stock options, restricted stock or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board or the Compensation Committee will determine in its discretion whether Executive will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time and consistent with other grants made by the Company.
4.    Employee Benefits. During the Employment Term, Executive will be entitled to participate in executive benefit plans, programs, policies or other arrangements of the Company, if any, on the same terms and conditions as other employees and similarly-situated senior executives of the Company to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in such plans, programs, policies, or other arrangements subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.
5.    Expenses.
(a)    General. The Company will promptly reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Executive shall be entitled to travel business class (or first class if business travel is not available) on any air travel longer than 2 hours.

(b)    Travel/Accommodation Expenses. On the first day of each month during the first two (2) years during the Employment Term (with a potential to be extended beyond such two (2)-year period as the Parties may mutually agree), the Company will pay to Executive (i) $15,000, less applicable tax withholdings, as a monthly allowance for personal housing in the Santa Monica, California area, and (ii) $5,000, less applicable tax withholdings, as a monthly allowance for air/ground travel between Atlanta, Georgia and Santa Monica, California (each such monthly payment under clause (i) and (ii), a “Travel/Accommodation Allowance”). By no later than March 15 of the year following the year in which the applicable taxable Travel/Accommodation Allowance was paid to Executive, the Company will provide Executive with a “gross-up payment” in an amount, determined by the Company, necessary to pay federal, state and local income and employment taxes incurred by Executive (i) arising from the payment of such Travel/Accommodation Allowance, and (ii) arising from the payments made to Executive pursuant to this sentence. Any such gross-up payments will be calculated by the Company based on the withholding rates the Company has in effect for Executive for the taxable year in which the related Travel/Accommodation Allowance was paid to Executive. In order to be eligible for any such gross-up on a Travel/Accommodation Allowance payment, Executive must remain an employee on the date such gross-up payment is paid to Executive, unless Executive’s employment was terminated due to death or Disability, by the Company without Cause, or by Executive for Good Reason.
6.    Termination of Employment.
(a)    Termination without Cause or for Good Reason. If the Company terminates Executive’s employment with the Company for a reason other than Cause (and not by reason of Executive’s death or Disability), or Executive resigns from employment with the Company for Good Reason (each, a “Qualifying Termination”), and in each case, then he shall be entitled to receive his earned but unpaid Base Salary, any earned but unpaid Annual Bonuses, any unreimbursed business expenses, any unused vacation days, and any other compensation or benefit legally required to be paid or provided to Executive (collectively, the “Accrued Amounts”) subject to Section 8, except that payment of the Accrued Amounts will not be subject to Executive (or Executive’s estate) executing a Release) (as defined below). In addition, if Executive incurs a Qualifying Termination, then subject to Section 8 of this Agreement, Executive will receive as severance from the Company: (i) a cash lump sum payment equal to 200% of the sum of (x) the Base Salary and (y) the target Annual Bonus opportunity, payable on the 60th day immediately following the date of Executive’s termination of employment; (ii) if the Qualifying Termination occurs prior to a Change in Control and also occurs on or after the first anniversary of the Start Date but prior to the second anniversary of the Start Date, the immediate vesting of 50% of the then-unvested shares subject to each of the Initial RSU Grant, the Initial Option Grant, and each of Executive’s other then-outstanding Equity Awards, (iii) if the Qualifying Termination occurs prior to a Change in Control and also occurs on or after the second anniversary of the Start Date but prior to the third anniversary of the Start Date, the immediate vesting of 75% of the then-unvested shares subject to each of the Initial RSU Grant, the Initial Option Grant, and each of Executive’s other then-outstanding Equity Awards, (iv) if the Qualifying Termination occurs prior to a Change in Control and also occurs on or after the third anniversary of the Start Date, the immediate vesting of 100% of the then-unvested shares subject to each of the Initial RSU Grant, the Initial Option Grant, and each of Executive’s other then-outstanding Equity Awards, and (v) if the Qualifying Termination occurs upon or after a Change in Control, the immediate vesting as to 100% of each of the Initial RSU Grant, the Initial Option Grant, and each of Executive’s other then-outstanding

Equity Awards. If the termination of employment under this Section 6(a) occurs before the Initial RSU Grant and the Initial Option Grant have been granted, then such grants shall be granted within one (1) week following the date of the termination of employment (subject to Executive’s service to the Company on the grant date) and such grants shall be vested to the same extent that they would have been under clause (ii), (iii) or (iv) as applicable if the Qualifying Termination occurred prior to a Change in Control, or clause (v) if the Qualifying Termination occurred on or after a Change in Control; provided, however, that the Company and Executive agree that Executive will provide such bona fide transition services of less than a total of eight (8) hours during such week as the Company may request.
(b)    Termination due to Death or Disability. If Executive’s employment with the Company terminates due to Executive’s death or Disability, regardless of whether before, on or after a Change in Control, then subject to Section 8 of this Agreement, Executive or, if applicable, his estate (in which case references to “Executive” in this Section 6(b) will be deemed to refer to Executive’s estate) will (i) receive the Accrued Amounts (notwithstanding anything herein to the contrary, payment of the Accrued Amounts will not be subject to Executive (or Executive’s estate) executing a Release) and (ii) have the immediate vesting as to 100% of each of Executive’s then-outstanding Equity Awards. If a termination of employment due to Executive’s Disability under this Section 6(b) occurs before the Initial RSU Grant and the Initial Option Grant have been granted, then such grants will be granted within one (1) week following the date of such termination of employment due to Disability (subject to Executive’s service to the Company on the grant date) and such grants shall be fully vested grants; provided, however, that the Company and Executive agree that Executive will provide such bona fide transition services of less than a total of eight (8) hours during such week as the Company may request.
(c)    Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than for Good Reason and other than due to Executive’s death or Disability) or (ii) for Cause by the Company, then Executive will receive the Accrued Amounts but will not be entitled to receive severance or other benefits (including continued vesting) except for those (if any) as may then be established under the Company’s then-existing severance and benefits plans and practices or pursuant to other then-effective written agreements with the Company. For the avoidance of doubt, the termination of Executive’s employment by Executive without Good Reason is not a breach of this Agreement.
(d)    Exclusive Remedy. In the event of a termination of Executive’s employment as set forth in Section 6 of this Agreement, the provisions of Section 6 are intended to be and are exclusive and in lieu of and supersede any other rights or remedies to which Executive or the Company otherwise may be entitled, whether at law, tort or contract or in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses). Executive will be entitled to no benefits, compensation or other payments or rights upon a termination of employment other than those benefits expressly set forth in Section 6 of this Agreement.
7.    Change in Control Benefits. In the event of a Change in Control that occurs while Executive remains an employee of the Company, if Executive remains employed with the Company (or any successor of the Company or subsidiary thereof) as of the first day immediately following the twelve (12)-month anniversary of the Closing of the Change in Control (such day, the “Post-CIC

Anniversary Date”), then 100% of any Equity Awards that both are outstanding as of the Post-CIC Anniversary Date and were granted to Executive at least ninety (90) days prior to the applicable Change in Control shall vest and become fully exercisable (to the extent applicable) at such time.
8.    Conditions to Receipt of Severance; No Duty to Mitigate.
(a)    Separation Agreement and Release of Claims. Except with respect to payments of Accrued Amounts, the payment of any severance set forth in Section 6(a) and Section 6(b) above is contingent upon Executive signing and not revoking a release of claims agreement with the Company substantially in the form set forth in Exhibit A attached to this Agreement, but with such future updates as mutually agreed by the Parties or as the Company, in its good faith determination, determines are necessary or appropriate to reflect future changes in applicable law (the “Release”), which shall be executed by Executive on or before the 50th day immediately following the date of the termination of Executive’s employment. If the Release is not executed on or before the 50th day immediately following the date of the termination of Executive’s employment, or does not become effective by no later than the eighth (8th) day following such Release execution deadline, then Executive will forfeit any rights to severance under this Agreement. Any Deferred Payments (as defined below) will be paid on the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 8(b)(iii).
(b)    Section 409A.
(i)    It is the intent of the Parties that all compensation and benefits payable or provided to Executive under this Agreement shall fully comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and official guidance thereunder (“Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt. The Company and Executive shall cooperate in good faith so that all compensation paid under this Agreement or otherwise will comply with Section 409A.
(ii)    Notwithstanding anything to the contrary in this Agreement, no Deferred Payments will be payable until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A. Notwithstanding anything contained in this Agreement to the contrary, each and every payment made under this Agreement shall be treated as a separate payment and not as a series of payments.
(iii)    Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 8(b)(iii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
(iv)    Any severance payment that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Payments for purposes herein. Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes herein.
(v)    For purposes of this Agreement, “Section 409A Limit” means two (2) times the lesser of: (x) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto, or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.
(vi)    Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.
(c)    Confidential Information Agreement. Executive’s receipt of any payments or benefits under Section 6 will be subject to Executive continuing to comply with the terms of the Confidential Information Agreement (as defined in Section 10) and the provisions of this Agreement.
(d)    No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.
9.    Limitation on Payments. In the event that the severance or change in control-related or other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:
(a)    delivered in full, or
(b)    delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance or change in control-related benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments, which shall occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (ii) reduction of acceleration of vesting of equity awards, which shall occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (iii) reduction of other benefits paid or provided to the Executive, which shall occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one equity award was made to the Executive on the same date of grant, all such awards shall have their acceleration of vesting reduced pro rata. In no event shall the Executive have any discretion with respect to the ordering of payment reductions.
Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9 will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 9. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.
10.    Definitions.
(a)    Cause. For purposes of this Agreement, “Cause” means: (i) Executive’s continued failure to perform his assigned duties or responsibilities as President and Chief Executive Officer (other than a failure resulting from Executive’s Disability) after written notice thereof from the Company describing with specificity Executive’s failure to perform such duties or responsibilities has actually been received by Executive; (ii) Executive engaging in any act of dishonesty, fraud or misrepresentation with respect to the Company; (iii) Executive’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates; (iv) Executive’s material breach of any confidentiality agreement or invention assignment agreement (including, but not limited to, the Confidential Information Agreement) between Executive and the Company (or any affiliate of the Company); or (v) Executive being convicted of, or entering a plea of nolo contendere to, any felony or any crime involving moral turpitude. For purposes of clarity, Executive’s termination of employment due to death or Disability is not, by itself, deemed to be a termination by the Company other than for Cause or a resignation for Good Reason.

(b)    Change in Control. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following:
(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control and, provided, further; that the Board may, in its reasonable judgment, determine that any change in the ownership of the stock of the Company as a result of a financing of the Company or otherwise, in the determination of the Board, for fundraising purposes, in each case that is approved by the Board prior to such change in ownership also will not be considered a Change in Control; or
(ii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (ii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (ii)(B)(3) and, provided, further; that the Board may determine that certain asset transfers that should not, in the reasonable judgment of the Board (as constituted immediately prior to such asset transfers), be considered to be a “Change in Control” due to extenuating factors such as, for example, a determination being made to continue its business using only a certain subset of its assets rendering the remainder obsolete or retention of the proceeds from such sale by the Company for subsequent business use. For purposes of this subsection (ii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(c)    Closing. For purposes of this Agreement, “Closing” means the closing of the first transaction constituting a Change in Control that occurs on or following the Start Date.
(d)    Deferred Payments. For purposes of this Agreement, “Deferred Payments” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits, that in each case, when considered together, are considered deferred compensation under Section 409A.
(e)    Disability. For purposes of this Agreement, “Disability” means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.
(f)    Equity Awards. For purposes of this Agreement, “Equity Awards” means any of Executive’s stock options to purchase shares of the Company’s common stock, restricted shares of the Company’s common stock (including unvested shares Executive has purchased through an early exercise of a stock option grant), stock appreciation rights, restricted stock units, performance shares, performance units and any other equity compensation awards granted by the Company or any successor of the Company.
(g)    Good Reason. For purposes of this Agreement, “Good Reason” means Executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s prior written consent: (i) a reduction in Executive’s Base Salary, excluding the substitution of substantially equivalent compensation and benefits, which reduction, as a percentage of Base Salary, is of a greater percentage than the percentage of base salary reduction applicable to a majority of the Company’s senior management; (ii) a material reduction of Executive’s titles, positions, authority, duties or responsibilities, or the assignment to Executive of titles, positions, authority, duties or responsibilities that are inconsistent with his position as President and Chief Executive Officer of the Company, in each case, which results in a material diminution of Executive’s authority, duties or responsibilities; provided, however, that a reduction in title, position, authority, duties, or responsibilities by virtue of the Company being acquired and made part of a larger entity whether as a subsidiary, business unit or otherwise (as, for example, when the Chief Executive Officer of the Company remains as such following an acquisition where the Company becomes a wholly owned subsidiary of the acquirer, but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; (iii) Executive reporting to anyone other than the Board or, if the Company is acquired, either the Board or the board of directors of an acquiring company, (iv) the failure by a successor to assume this Agreement; (v) any other material breach of this Agreement, or (vi) an actual change in the geographic location of

Executive’s primary work facility or location; provided, that a relocation of fifty (50) miles or less from Executive’s then present location or to Executive’s home as his primary work location will not be considered a material change in geographic location. In order for an event to qualify as Good Reason, Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice, and such grounds must not have been cured during such time.
11.    Confidential Information. Executive agrees to enter into the Company’s standard At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Confidential Information Agreement”) upon or prior to commencing employment hereunder, which is attached to this Agreement as Exhibit B.
12.    Successors.
(a)    The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 12(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)    Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
13.    Notices.
(a)    General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when delivered by a private courier service such as UPS, DHL or Federal Express that has tracking capability. In the case of Executive, mailed notices will be addressed to him at the home address which he most recently communicated to the Company in writing and with a copy (which shall not constitute notice) to Stewart Reifler, Esq. Vedder Price P.C. 1633 Broadway, 47th Floor New York, New York 10019. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the Chief Executive Officer of the Company.
(b)    Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason or as a result of a voluntary resignation will be communicated by a notice of termination to the other party hereto given in accordance with Section 13(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of Good Reason will not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing Executive’s rights hereunder.
14.    Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
15.    Integration. This Agreement, along with the Confidential Information Agreement, represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, but this Agreement does not supersede any applicable Company policy with respect to the treatment of Company equity awards upon death or disability, provided that such treatment is in accordance with Section 6(b) of the Agreement. In addition, Section 1 of the Confidential Information Agreement is superseded by this Agreement and subject to Section 6 of this Agreement. This Agreement may be modified only by agreement of the Parties by a written instrument executed by the Parties that is designated as an amendment to this Agreement.
16.    Waiver of Breach. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). The waiver of a breach of any term or provision of this Agreement will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
17.    Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
18.    Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
19.    Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
20.    Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of the Agreement or the Confidential Information Agreement, will be settled by arbitration pursuant to the arbitration provisions set forth in the Confidential Information Agreement.
21.    Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, including that Executive is waiving his right to a jury trial, and is knowingly and voluntarily entering into this Agreement.

22.    Legal Fees. The Company will pay directly to Vedder Price P.C. up to $25,000, for reasonable and documented legal fees incurred by Executive in the negotiation and review of this Agreement, after the Company’s receipt of appropriate documentation with respect to fees within sixty (60) following the execution of this Agreement. In no event shall the Company pay such fees after March 15, 2016.
23.    Controlling Document. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Company and Executive conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.
24.    Press Release. All press releases during Executive’s lifetime regarding Executive’s employment with the Company shall not be distributed or release without Executive’s prior written consent (which consent shall not be unreasonably withheld or delayed), other than with respect to a termination of Executive’s employment by the Company for Cause.
25.    Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
26.    Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.
COMPANY:
TRUECAR, INC.

By: /s/ Michael Guthrie
Title: CFO

EXECUTIVE:

/s/ Victor “Chip” Perry
VICTOR “CHIP” PERRY

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT –
VICTOR “CHIP” PERRY]

EXHIBIT A

RELEASE
This RELEASE (“Release”) dated as of this ____________________ day by Victor Perry (the “Executive”).
WHEREAS, the Company and the Executive previously entered into an employment agreement dated July __, 2015 under which the Executive was employed to serve as the Company’s Chief Executive Officer (the “Employment Agreement”); and
WHEREAS, the Executive’s employment with the Company (has been) (will be) terminated effective __________________; and
WHEREAS, pursuant to Section 6 of the Employment Agreement, the Executive is entitled to certain compensation and benefits upon such termination, contingent upon the execution of this Release;
NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Employment Agreement, the Company and the Executive agree as follows:
1.Subject to Paragraph 3 below, the Executive, on his own behalf and on behalf of his heirs, estate, beneficiaries and assigns, does hereby release the Company, and any of its Subsidiaries or affiliates, and each past or present officer, director, agent, employee, shareholder, and insurer of any such entities, from any and all claims made, to be made, or which might have been made, whether known or unknown, from the beginning of time, arising as a consequence of his employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Executive or on his behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorney’s fees, reinstatement or reemployment. Executive further agrees and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this wavier and release is knowing and voluntary, though this waiver does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which he was already entitled. If any court rules that such waiver of rights to file, or have filed on his behalf, any administrative or judicial charges or complaints is ineffective, the Executive agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The

Executive relinquishes any right to future employment with the Company and the Company shall have the right to refuse to re-employ the Executive without liability. The Executive acknowledges and agrees that even though claims and facts in addition to those now known or believed by him to exist may subsequently be discovered, it is his intention to fully settle and release all claims he may have against the Company and the persons and entities described above, whether known, unknown or suspected.
2.Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

3.    The Company and the Executive acknowledge and agree that the release contained in Paragraphs 1 and 2 does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company (i) to pay or provide any compensation or benefit required to be paid or provided under the Employment Agreement, (ii) to indemnify the Executive for his acts as an officer or director of the Company in accordance with the bylaws of the Company and the policies and procedures of the Company that are presently in effect, or (iii) to the Executive and his eligible, participating dependents or beneficiaries under any existing welfare, retirement or other fringe-benefit plan or program of the Company in which the Executive and/or such dependents are participants. The Company and the Executive acknowledge and agree that the release contained in Paragraph 1 does not apply to any causes of action arising under or in connection with any post-termination of employment obligations of the Company or the Executive under the Employment Agreement.
4.    Executive agrees that he will not disclose the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes his certification under penalty of perjury that he has returned (or will return as of the date he separates from service with the Company) all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company.

5.     Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, Executive understands that he is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Executive obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement which he executed as part of his employment to any parties other than the relevant government agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.
6.    This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.
7.     The Executive acknowledges that he has been provided at least 21 days to review the Release and has been advised to review it with an attorney of his choice. In the event the Executive elects to sign this Release prior to this 21-day period, he agrees that it is a knowing and voluntary waiver of his right to wait the full 21 days. The Executive further understands that he has 7 days after the signing hereof to revoke it by so notifying the Company in writing, such notice to be received by _____________ within the 7-day period. This Release will not become effective until after the revocation period has expired, but will become effective on the eighth (8th) day after Executive signs this Release assuming it has not been revoked by him before that date. Nothing herein prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of the ADEA waiver contained herein, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. The Executive further acknowledges that he has carefully read this Release, and knows and understands its contents and its binding legal effect. The Executive acknowledges that by signing this Release, he does so of his own free will and act and that it is his intention that he be legally bound by its terms.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the signatory hereto has executed this Release on the date first above written.

____________________________________ Victor Perry

EXHIBIT B
TRUECAR, INC.
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
AND INVENTION ASSIGNMENT AGREEMENT
As a condition of my employment with TrueCar, Inc., its subsidiaries, affiliates, successors or assigns (collectively, “TrueCar” or “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this TrueCar At-Will Employment, Confidential Information, and Invention Assignment Agreement (“Agreement”):
1.    AT-WILL EMPLOYMENT
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF TRUECAR. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
2.    CONFIDENTIALITY
A.    Definition of Confidential Information. I understand that “Company Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by Company to me; (ii) becomes publicly known or made generally available after disclosure by Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by Company as shown by my then-contemporaneous written records. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
B.    Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use the Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose the Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law; I shall provide prior written notice to the President, CEO, and General Counsel of TrueCar (as applicable). I agree that I obtain no title to any Company Confidential Information, and that as between Company and myself, TrueCar retains all Confidential Information as the sole property of TrueCar. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment.
C.    Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.    Third Party Information. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential

Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.
3.    OWNERSHIP
A.    Assignment of Inventions. As between Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of TrueCar. I also agree to promptly make full written disclosure to TrueCar of any Inventions, and to deliver and assign and hereby irrevocably assign fully to TrueCar all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to TrueCar of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B.    Pre-Existing Materials. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company and which are subject to California Labor Code Section 2870 (attached hereto as Exhibit B), and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. I will inform TrueCar in writing before incorporating such Prior Inventions into any Invention or otherwise utilizing such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without TrueCar’s prior written permission.
C.    Moral Rights. Any assignment to TrueCar of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.    Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between Company and myself, the records are and will be available to and remain the sole property of TrueCar at all times.
E.    Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.
F.    Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to TrueCar in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
G.    Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS TO TRUECAR DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870 (ATTACHED HERETO AS EXHIBIT B). I WILL ADVISE TRUECAR PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE CRITERIA IN CALIFORNIA LABOR CODE SECTION 2870 AND ARE NOT OTHERWISE DISCLOSED ON EXHIBIT A.
4.    CONFLICTING OBLIGATIONS
A.    Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.    Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
5.    RETURN OF COMPANY MATERIALS
Upon separation from employment with the Company, on Company’s earlier request during my employment, or at any time subsequent to my employment upon demand from the Company, I will immediately deliver to TrueCar, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. I also consent to an exit interview to confirm my compliance with this Section 5.
6.    TERMINATION CERTIFICATION
Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep TrueCar advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7.    NOTIFICATION OF NEW EMPLOYER
In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.
8.    SOLICITATION OF EMPLOYEES
To the fullest extent permitted under applicable law, I agree that during my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. I agree that nothing in this Section 8 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2.
9.    CONFLICT OF INTEREST GUIDELINES
I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit D hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.
10.    REPRESENTATIONS
Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.
11.    AUDIT
I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, voicemail, or documents that are used to conduct the business of the Company. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non- compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.
I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.
12.    ARBITRATION
A.    Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT AND PURSUANT TO THE ARBITRATION PROVISIONS SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2 (THE “CCP ACT”) AND CALIFORNIA LAW, AND SHALL BE BROUGHT IN MY INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE PROCEEDING. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT I MAY BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. FOR THE AVOIDANCE OF DOUBT, THE FEDERAL ARBITRATION ACT GOVERNS THIS AGREEMENT AND SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE CCP ACT AND CALIFORNIA LAW. I AGREE TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE

CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.
B.    Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE FROM HUMAN RESOURCES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PROVIDED BY APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN LOS ANGELES COUNTY, CALIFORNIA.

C.    Remedy. EXCEPT AS PROVIDED BY THE CCP ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE CCP ACT AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
D.    Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
E.    Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I ACKNOWLEDGE AND AGREE THAT I HAVE RECEIVED A COPY OF THE TEXT OF CALIFORNIA LABOR CODE SECTION 2870 IN EXHIBIT B. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
13.    MISCELLANEOUS
A.    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California without regard to California’s conflicts/choice of law rules that may result in the application of the laws of any jurisdiction other than California. I agree to submit to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California with respect to any lawsuit regarding this Agreement and/or my employment with Company.
B.    Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. Notwithstanding anything to the contrary herein, TrueCar may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of TrueCar’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.
C.    Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.
D.    Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.    Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
14.    PROTECTED ACTIVITY NOT PROHIBITED. I understand that nothing in this Agreement shall in any way limit or prohibit me from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, I understand that I am not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor am I obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the relevant government agencies. I further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

F.    Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of TrueCar and me. Waiver by TrueCar of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.    Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

Date: 11/16/2015        /s/ Victor “Chip” Perry
Signature

Victor “Chip” Perry
Print Name of Employee
Witness:

John E. Stephenson, Jr.
Signature

John E. Stephenson, Jr.
Print Name

EXHIBIT A TO AT-WILL EMPLOYMENT,
CONFIDENTIAL INFORMATION,
AND INVENTION ASSIGNMENT AGREEMENT
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
Pursuant to Section 3(a) of the Agreement, the purpose of Exhibit A is for you to identify specific intellectual property (1) which you invented or authored (individually or jointly) before joining the Company; (2) in which you have any right, title, or interest; and (3) which relates to the Company’s existing or proposed business, products, or research and development. Do not list material owned by and/or confidential to a former employer.
Please include the following on this Exhibit A, if such material relates to the Company’s existing or proposed business, products, or research and development:
(1)    any issued patent or patent application in which you have any right, title, or interest;
(2)    any copyrightable work of authorship in which you have any right, title or interest; and
(3)    any trade secret in which you have any right, title, or interest. With respect to a trade secret, you may list the trade secret by title or other description that is sufficient to identify the item without disclosing any confidential content.
With respect to ownership, please include any inventions or works or authorship that fall within the scope of this Exhibit A and are owned by a business entity that you control or have at least a 20 percent ownership interest in, such as a consultancy or independent contractorship.

Title	Date	Identifying Number or Brief Description

No inventions or improvements
Additional Sheets Attached

Date: 11/16/2015        /s/ Victor “Chip” Perry
Signature

Victor “Chip” Perry
Print Name of Employee

EXHIBIT B TO AT-WILL EMPLOYMENT,
CONFIDENTIAL INFORMATION,
AND INVENTION ASSIGNMENT AGREEMENT
CALIFORNIA LABOR CODE SECTION 2870
INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT
“(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C TO AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
AND INVENTION ASSIGNMENT AGREEMENT
TRUECAR TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to TrueCar, its subsidiaries, affiliates, successors or assigns (collectively, “Company”).
I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.
I further agree that, in compliance with the At-Will Employment, Confidential Information, and Invention Assignment Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
I also agree that for twelve (12) months from this date, I will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. I agree that nothing in this paragraph shall affect my continuing obligations under the At-Will Employment, Confidential Information, and Invention Assignment Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2 (Confidentiality) thereof.
After leaving the Company’s employment, I will be employed by in the position of
.

Date:
Signature

Victor “Chip” Perry
Print Name of Employee
Address for Notifications:

EXHIBIT D TO AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
AND INVENTION ASSIGNMENT AGREEMENT
TRUECAR CONFLICT OF INTEREST GUIDELINES
It is the policy of TrueCar to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:
1.    Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)
2.    Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.    Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
5.    Initiating or approving any form of personal or social harassment of employees.
6.    Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
7.    Borrowing from or lending to employees, customers, or suppliers.
8.    Acquiring real estate of interest to the Company.
9.    Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
10.    Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.
11.    Making any unlawful agreement with distributors with respect to prices.
12.    Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.
13.    Engaging in any conduct that is not in the best interest of the Company.
Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.